As filed with the Securities and Exchange Commission on July 3, 2002

                                                      Registration No. 333-_____
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                             ----------------------
                                    FORM S-8
                             REGISTRATION STATEMENT
                                      under
                           THE SECURITIES ACT OF 1933


                             INSIGHTFUL CORPORATION
             (Exact name of Registrant as specified in its charter)


              Delaware                                        04-2842217
  (State or other jurisdiction of                         (I.R.S. Employer
   incorporation or organization)                        Identification No.)

1700 Westlake Avenue North, Suite 500, Seattle, Washington    98109-3044
          (Address of Principal Executive Offices)            (Zip Code)

                             ----------------------

                             INSIGHTFUL CORPORATION
                      2001 STOCK OPTION AND INCENTIVE PLAN
                  2001 NON-EMPLOYEE DIRECTOR STOCK OPTION PLAN
                             (Full title of the plan)

                                 Shawn F. Javid
                             INSIGHTFUL CORPORATION
                      1700 Westlake Avenue North, Suite 500
                             Seattle, WA 98109-3044
                     (Name and address of agent for service)

                                 (206) 283-8802
          (Telephone number, including area code, of agent for service)

                             ----------------------

                                    Copy to:
                                Stephen M. Graham
                                  Alan C. Smith
                       Orrick, Herrington & Sutcliffe LLP
                          719 Second Avenue, Suite 900
                                Seattle, WA 98104
                                 (206) 839-4300

                             ----------------------
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
                         Calculation of Registration Fee

============================================  =============  ================  ==============  ==================
                                                                 PROPOSED         PROPOSED
                                                                 MAXIMUM           MAXIMUM
TITLE OF SECURITIES                           AMOUNT TO BE    OFFERING PRICE      AGGREGATE         AMOUNT OF
TO BE REGISTERED                              REGISTERED(1)    PER SHARE(2)    OFFERING PRICE   REGISTRATION FEE
--------------------------------------------  -------------  ----------------  ---------------  -----------------

Common Stock, par value $.01 per share,
authorized but not granted under the 2001
Stock Option and Incentive Plan                     500,000  $           2.35  $     1,175,000  $          109.00
--------------------------------------------  -------------  ----------------  ---------------  -----------------
Common Stock, par value $.01 per share,
authorized but not granted under the 2001
on-Employee Director Stock Option Plan              800,000  $           2.35  $     1,880,000  $          173.00
============================================  =============  ================  ===============  =================

     (1) This registration statement shall also cover any additional shares of common stock that may become issuable under the plans as a result of any future stock split, stock dividend, recapitalization or similar adjustment effected without the receipt of consideration that results in an increase in the number of outstanding shares of the registrant's common stock.

     (2) Pursuant to Rule 457(h) of the Securities Act of 1933, as amended, the registration fee has been calculated based upon the average of the high and low sales price of a share of the registrant's common stock as reported on the Nasdaq Small Cap Market on June 28, 2002.

                      REGISTRATION OF ADDITIONAL SECURITIES

     This registration statement on Form S-8 is being filed by the registrant for the purpose of registering (i) an additional 500,000 shares of common stock, par value $.01 per share, to be issued pursuant to Insightful Corporation 2001 Stock Option and Incentive Plan, as amended and restated April 17, 2002, and
(ii) an additional 800,000 shares of common stock, par value $.01 per share, to be issued pursuant to Insightful Corporation 2001 Non-Employee Director Stock Option Plan, as amended and restated April 17, 2002 (collectively, the "Plans"). A registration statement on Form S-8 relating to the Plans is effective. Pursuant to General Instruction E to Form S-8, the registrant incorporates by reference into this registration statement the contents of the registration statement on Form S-8 (No. 333-64724, filed July 6, 2001) relating to the Plans.

           INFORMATION REGARDING FINANCIAL STATEMENTS INCORPORATED BY
                   REFERENCE INTO THIS REGISTRATION STATEMENT

     On September 6, 2001, we announced that we had appointed Ernst & Young LLP to replace Arthur Andersen LLP as our independent auditors. Our consolidated balance sheet for the year ended December 31, 2000, and the related consolidated statements of income, stockholders' equity and cash flows for each of the two years in the period ended December 31, 2000, which are incorporated by reference in this registration statement, were audited by Arthur Andersen. After reasonable efforts, we have been unable to obtain Arthur Andersen's consent to incorporate by reference in this registration statement their report on those audited financial statements. Under these circumstances, Rule 437a under the Securities Act of 1933, as amended, permits us to file this registration statement without such consent from Arthur Andersen. The absence of such consent may limit recovery by investors on certain claims, including the inability of investors to assert claims against Arthur Andersen under Section 11 of the Securities Act for any untrue statements of a material fact contained, or any omissions to state a material fact required to be stated, in those audited financial statements. In addition, the ability of Arthur Andersen to satisfy any claims (including claims arising from Arthur Andersen's provision of auditing and other services to us) may be limited as a practical matter due to recent events regarding Arthur Andersen.

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                                     PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 8.  EXHIBITS.


Exhibit No.  Description of Exhibit
-----------  ------------------------------------------------------------------------

5.1          Opinion of Orrick, Herrington & Sutcliffe LLP.
10.1         2001 Stock Option and Incentive Plan, as amended and restated April 17,
             2002.
10.2         2001 Non-Employee Director Stock Option Plan, as amended and restated April 17, 2002.
23.1         Consent of Ernst & Young LLP, independent auditors
23.2         Consent of Orrick, Herrington & Sutcliffe LLP (included in Exhibit 5.1)
24.1         Power of Attorney (included on signature page).
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                                      II-1

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Seattle, state of Washington, on this 2nd day of July, 2002.

                                      INSIGHTFUL CORPORATION

                                      By:  /s/  SHAWN F. JAVID
                                           ---------------------------
                                           Shawn F. Javid
                                           President and Chief Executive Officer

                        POWER OF ATTORNEY AND SIGNATURES

     We, the undersigned officers and directors of Insightful Corporation, hereby severally constitute and appoint Shawn F. Javid, Sarwat H. Ramadan and Kenneth J. Moyle, Jr., and each of them singly, our true and lawful attorneys, with full power to them and each of them singly, to sign for us in our names in the capacities indicated below, all pre-effective and post-effective amendments to this registration statement and generally do all things in our names and on our behalf in such capacities to enable Insightful Corporation to comply with the provisions of the Securities Act of 1933, as amended, and all requirements of the Securities and Exchange Commission.

     Pursuant to the requirements of the Securities Exchange Act of 1933, as amended, this registration statement has been signed below by the following persons in the capacities and on the dates indicated.

SIGNATURE                                      TITLE(S)                         DATE:
---------                                      --------                         -----
/s/  Shawn F. Javid            President and Chief Executive Officer         July 2, 2002
-----------------------------  (Principal Executive Officer)
Shawn F. Javid

/s/  Sarwat H. Ramadan         Chief Financial Officer, Vice President,      July 2, 2002
-----------------------------  Treasurer and Secretary
Sarwat H. Ramadan              (Principal Financial and Accounting Officer)

/s/  Samuel R. Meshberg        Director and Chairman of the Board            June 30, 2002
-----------------------------
Samuel R. Meshberg

/s/  Charles J. Digate         Director                                      July 2, 2002
-----------------------------
Charles J. Digate

/s/  Christopher H. Covington  Director                                      June 30, 2002
-----------------------------
Christopher H. Covington

/s/  Mark C. Ozur              Director                                      July 2, 2002
-----------------------------
Mark C. Ozur

/s/  Arthur H. Reidel          Director                                      July 2, 2002
-----------------------------
Arthur H. Reidel


                                      II-2
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
                                  EXHIBIT INDEX
                                  -------------


Exhibit No.  Description of Exhibit
-----------  ------------------------------------------------------------------------

5.1          Opinion of Orrick, Herrington & Sutcliffe LLP.
10.1         2001 Stock Option and Incentive Plan, as amended and restated April 17,
             2002.
10.2         2001 Non-Employee Director Stock Option Plan, as amended and restated April 17, 2002.
23.1         Consent of Ernst & Young LLP, independent auditors
23.2         Consent of Orrick, Herrington & Sutcliffe LLP (included in Exhibit 5.1)
24.1         Power of Attorney (included on signature page).
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